Exhibit 99.1

Transax International Limited 8th Floor | 5201 Blue Lagoon Drive | Miami | FL | 33126 | USA Tel : +1 305.629.3090 | Fax : +1 305.629.3092

Transax International Signs Binding Letter of Intent

To Sell Brazil Operations

Company maintains Exclusive Licensing Rights Outside Latin America,

Including U.S. Market

MIAMI, FL, December 17, 2007-- Transax International Limited (Transax) (OTCBB: TNSX), a network solutions company for healthcare providers and health insurance companies, announced today it has signed a binding Letter of Intent to sell its Brazil operations (“Medlink”) to a private group of technology investors in Brazil for U.S. $5.6 million cash and assumption of $2.65 million in debt. An additional payment of up to U.S. $1.25 million is possible subject to the company reaching certain performance levels during 2008, bringing the total potential value of the transaction to U.S. $9.5 million.

Under terms of the agreement, the acquiring investors will pay cash and retain operating control of Medlink’s assets and intellectual property. The investors will pay Transax U.S. $200,000 upon signing of the binding Letter of Intent, U.S. $600,000 on closing of the transaction and U.S. $4,800,000 by 24 equal monthly payments of U.S. $200,000. The investors will also assume $2.65 million in debt. The transaction is expected to close within 30 days and is subject to approval of Transax shareholders.

Stephen Walters, President & CEO of Transax, commented, “We are very pleased to have been able to reach an agreement to monetize our Brazilian operations. Transax will continue to retain exclusive licensing rights outside of Latin America including the USA market at no cost. This transaction will also significantly strengthen our Balance Sheet with the elimination of U.S. $2.65million of debt related to the Brazil operations. We are working closely with our USA consultant and holding discussions with potential financial partners in anticipation of developing a market for our solution in the U.S. and will update investors after the transaction closes. The company also intends to seek additional business opportunities in order to maximize shareholder value.”

About Transax International Limited

Transax International is an emerging network solutions provider for the healthcare sector. Utilizing its proprietary MedLink(TM) technology, Transax provides a service similar to credit card processing for the health insurance and providers industries. A Transax transaction consists of: approving eligibility, authorization, auto-adjudication of the health claim and generating the claim payable files -- provided instantaneously in “real time” -- regardless of method of claim generation.

Transax’s solutions have been proven to significantly decrease health insurance claim expenditures and healthcare provider costs. Based in Miami, Fl, Transax maintains a major operations office in Rio de Janeiro, Brazil with approximately 35 staff. The Company has contracts in place with major health insurers in Brazil and currently undertakes approximately 750,000 transactions per month, for which Transax receives on average approximately $0.65 cents per transaction.

Contacts:	David Sasso

Vice President - Investor Relations & Corporate Communications

Tel: 305.629.3090

dsasso@transax.com

http://www.transax.com

Andrew Barwicki

Tel: 516-662-9461

SAFE HARBOR STATEMENT: “THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY’S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE “SAFE HARBOR” PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.”